Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT (this “Amendment”) dated as of December 16, 2014 is entered into by and among APTARGROUP, INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”) and in its capacity as the maker of swingline loans (in such capacity, the “Swingline Lender”), and each of the Lenders signatory hereto.  Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Credit Agreement described below.

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders party thereto have entered into that certain Credit Agreement dated as of January 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility;

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that it desires to amend the Credit Agreement to provide for, among other things, (i) an extension of the Maturity Date and (ii) certain changes in the financial covenant requirements and in how the Applicable Rate is determined; and

WHEREAS, the Administrative Agent, the Swingline Lender and the Lenders are willing to so amend the Credit Agreement on the terms and conditions contained in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1.                                      Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.1 is amended by adding the following defined terms in the appropriate alphabetical order therein:

“Amendment No. 3 Effective Date” means December 16, 2014.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes, (ii) Consolidated Interest Expense, (iii) amortization and depreciation, (iv) any extraordinary, unusual or non-recurring items reducing Consolidated Net Income for such period, (v) reasonable and documented transaction costs, fees and expenses associated with or incurred by the Borrower or any Subsidiary in connection with any Material Acquisition or Material Disposition, (vi) to the extent actually reimbursed by insurance or a third party, costs of legal settlement, fines, judgments or orders; provided that (A) the amounts so reimbursed shall be deemed to have been received in the fiscal quarter in which the costs of legal settlement, fines, judgments or orders were actually paid by the Borrower or the applicable Subsidiary (the “Loss Quarter”), notwithstanding that such amounts were not actually received in such Loss Quarter, but were received in a subsequent fiscal quarter and (B) no such amounts so reimbursed shall be used to calculate Consolidated EBITDA for any period that does not include such Loss Quarter, (vii) to the extent covered by insurance, expenses with respect to liability events or casualty events, (viii) any unrealized losses in the fair market value of any Hedge Agreements, (ix) any net unrealized currency transaction losses and (x) any other non-cash items reducing Consolidated Net Income for such period (except to the extent that such non-cash items are reserved for cash charges to be taken in the future), less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) any extraordinary, unusual or non-recurring items increasing Consolidated Net Income for such period, (iii) any unrealized gains in the fair market value of any Hedge Agreements, (iv) any net unrealized foreign currency transaction gains, and (v) any other non-cash items increasing Consolidated Net Income for such period.  For the purpose of calculating Consolidated EBITDA for any period in connection with any determination of the Consolidated Leverage Ratio, (a) if at any time during such period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA attributable to such disposed property shall be deducted from Consolidated EBITDA (if positive) or added to Consolidated EBITDA (if negative) for such period as if such Material Disposition occurred on the first day of such period, and (b) if at any time during such period the Borrower or any Subsidiary shall have made a Material Acquisition, the Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto, in a manner reasonably acceptable to the Administrative Agent, as if such Material Acquisition occurred on the first day of such period.  As used in this definition, “Material Acquisition” means any acquisition (or series of related acquisitions) of property that (i) constitutes assets comprising all or substantially all of an operating unit of a business or common stock (or other ownership interests) of a Person and (ii) involves consideration paid by the Borrower or its Subsidiaries in excess of $25,000,000; and “Material Disposition” means any Asset Sale (or series of related Asset Sales) for which the Borrower or its Subsidiaries received gross proceeds in excess of $25,000,000.

“Consolidated Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) Consolidated EBITDA for such period of four consecutive fiscal quarters to (b) Consolidated Interest Expense for such period of four consecutive fiscal quarters.

“Consolidated Interest Expense” means, for any period, determined on a consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to capitalized lease obligations) for such period with respect to Debt of the Borrower and its Subsidiaries, plus the aggregate net payment obligations (if any) pursuant to Hedge Agreements with respect to such Debt during such period, minus the aggregate net receipts (if any) pursuant to Hedge Agreements with respect to such Debt during such period.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Borrower and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Existing Note Purchase Agreement” means, individually or collectively as the context may require, (i) the Note Purchase Agreement dated December 16, 2014 between the Borrower and each of the purchasers listed in Schedule B thereto, as amended, modified, supplemented or restated from time to time, (ii) the Note Purchase Agreement dated July 31, 2006 between the Borrower and each of the purchasers listed in Schedule A thereto, as amended, modified, supplemented or restated from time to time, and (iii) the Note Purchase Agreement dated July 31, 2008 between the Borrower and each of the purchasers listed in Schedule A thereto, as amended, modified, supplemented or restated from time to time.

“Guaranteed Parties” means, collectively, the Administrative Agent, each Lender, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.2, any other holder from time to time of any of any Obligations and, in each case, their respective successors and permitted assigns.

“Material Credit Facility” means, as to the Borrower and its Subsidiaries, any agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the Amendment No. 3 Effective Date by the Borrower or any Subsidiary, or in respect of which the Borrower or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Subsidiary Guarantor” means any Subsidiary of the Borrower that is party to the Subsidiary Guaranty.

“Subsidiary Guaranty” means a Subsidiary Guaranty Agreement entered into by one or more Subsidiaries of the Borrower after the Amendment No. 3 Effective Date in favor of the Administrative Agent, for the benefit of the Guaranteed Parties, which shall be substantially in the form of Exhibit G.

(b)                                 The definition of “Applicable Rate” in Section 1.1 is amended by deleting the pricing grid therein and replacing it with the pricing grid below:

Pricing Level	Consolidated Leverage Ratio	Applicable Rate for LIBOR Loans	Applicable Rate for Base Rate Loans / Swingline Loans	Applicable Rate for Facility Fee
1	Less than 0.75 to 1.00	1.000%	0.000%	0.125%
2	Less than 1.75 to 1.00 but greater than or equal to 0.75 to 1.00	1.100%	0.100%	0.150%
3	Less than 2.75 to 1.00 but greater than or equal to 1.75 to 1.00	1.300%	0.300%	0.200%
4	Greater than or equal to 2.75 to 1.00	1.500%	0.500%	0.250%

(c)                                  The definition of “Applicable Rate” in Section 1.1 is further amended by deleting the paragraph immediately following the pricing grid therein and replacing it with the following:

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.6(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing

Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered through the date of delivery of such Compliance Certificate.  The Applicable Rate in effect from the Amendment No. 3 Effective Date through the date the first Compliance Certificate is required to be delivered pursuant to Section 6.6(b) thereafter shall be determined based upon Pricing Level 2.

(d)                                 The definition of “Asset Sale” in Section 1.1 is amended by inserting “, but excluding any capital stock of the Borrower held by the Borrower as treasury stock” immediately following the reference to “Person” in the parenthetical therein.

(e)                                  The definitions of “Consolidated Leverage Ratio”, “Credit Documents”, “Debt” and “Material Adverse Effect” in Section 1.1 are amended and restated in their entirety as follows:

“Consolidated Leverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) the excess of (i) Consolidated Debt as of the last day of such period of four consecutive fiscal quarters over (ii) an amount equal to 85% of all cash and Cash Equivalents held by the Borrower and its Subsidiaries as of the last day of such period of four consecutive fiscal quarters that are free and clear of all Liens (other than Liens permitted by Section 6.13(g)) to (b) Consolidated EBITDA for such period of four consecutive fiscal quarters.

“Credit Documents” means this Agreement, each Note, each Fee Letter, the Subsidiary Guaranty and any other agreements executed and delivered by the Borrower or any Subsidiary Guarantor in favor of or provided to the Administrative Agent or any Lender in connection with this Agreement.

“Debt” means all items described in clauses (i) through (vii) and clause (ix) of the definition of Indebtedness (other than those items described in clause (ix) relating to obligations of the type described in clause (viii) of the definition of Indebtedness).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the ability of (i) the Borrower to perform its obligations under this Agreement or any Note or (ii) any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, when taken together with the Borrower’s ability to perform its obligations under this Agreement and the Notes and the other Subsidiary Guarantors’ ability to perform their obligations under the Subsidiary Guaranty; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against (i) the Borrower of this Agreement or any Note or (ii) the Subsidiary Guarantors, taken as a whole, of the Subsidiary Guaranty, when taken together with the validity and enforceability against the Borrower of this Agreement and the Notes.

(f)                                   The definition of “Indebtedness” in Section 1.1 is amended by deleting clause (ix) thereof and substituting therefor the following:

(ix)                              obligations for which such Person is obligated pursuant to a Guaranty with respect to liabilities of a type described in any of clauses (i) through (viii) hereof (other than a Guaranty of any Debt of a Subsidiary of such Person, which Debt is otherwise shown as a liability on such Person’s balance sheet).

(g)                                  The definition of “Maturity Date” in Section 1.1 is amended by deleting the reference therein to “January 31, 2019” and replacing it with “December 16, 2019.”

(h)                                 The definition of “Obligations” in Section 1.1 is amended by inserting “or any Subsidiary Guarantor” immediately following each reference to “Borrower” therein.

(i)                                     Section 1.1 is amended by deleting the defined term “Total Capitalization” in its entirety.

(j)                                    Section 2.13(a) is amended and restated in its entirety as follows:

(a)                                 Requests for Extension.  The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 45 days and not later than 35 days prior to the first anniversary of the Amendment No. 3 Effective Date and/or the second anniversary of the Amendment No. 3 Effective Date (each an “Anniversary Date”), request that each Lender extend such Lender’s then existing Maturity Date for one year.

(k)                                 The last sentence of Section 2.14(a) is amended and restated in its entirety as follows:

At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify (i) the identity of each existing Lender and each Eligible Assignee to whom the Borrower proposes any portion of such increase be allocated and the amounts of such allocations; provided that (A) any existing Lender approached to provide all or a portion of such increase may elect or decline, in its sole discretion, to provide such increase and (B) any such Eligible Assignee shall be subject to the approval of the Administrative Agent and the Swingline Lender (which approvals shall not be unreasonably withheld or delayed), and (ii) the time period within which each such existing Lender and each such Eligible Assignee is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(l)                                     Section 2.14(b) is amended and restated in its entirety as follows:

(b)                                 Lender Elections to Increase.  Each Lender and Eligible Assignee shall notify the Administrative Agent within such time period whether or not it agrees to increase or accept such Commitment in the amount allocated to it.  Any Lender or Eligible Assignee not responding within such time period shall be deemed to have declined to increase or accept such Commitment.

(m)                             The last sentence of Section 2.14(c) is amended and restated in its entirety as follows:

Any Eligible Assignee invited to become a Lender pursuant to this Section 2.14 shall do so pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(n)                                 Section 2 is amended by adding the following new Section 2.16 to the end thereof:

Section 2.16                             Margin Stock.  Each Lender acknowledges that it is entering into the transactions contemplated by this Agreement without reliance on any “margin stock” (as defined in Regulation U of the FRB) held or owned by the Borrower or any of its Subsidiaries, and such Lender, in good faith, has not and is not relying upon such margin stock as collateral in extending or maintaining any Loan hereunder.

(o)                                 Section 4.2(b) is amended by inserting “, or of any Subsidiary Guarantor set forth in the Subsidiary Guaranty,” immediately following the reference to “Section 5” therein.

(p)                                 Section 5.2 is amended by (i) replacing the first two references to “The Borrower” therein with “Each of the Borrower and each Subsidiary Guarantor”, (ii) inserting “or other organizational” immediately following each reference to “corporate” therein, and (iii) replacing the last reference to “the Borrower” therein with “the Borrower or such Subsidiary Guarantor, as the case may be,”.

(q)                                 Section 5.3 is amended by inserting “or any Subsidiary Guarantor” immediately following the first reference to “Borrower” therein.

(r)                                    Section 5.4 is amended by replacing the reference to “the Borrower of any Credit Document” therein with “the Borrower or any Subsidiary Guarantor of any Credit Document to which it is a party”.

(s)                                   Section 5.6(b) is amended and restated in its entirety as follows:

(b)                                 No proceeds of any Loan will be used to purchase or carry any “margin stock” (as defined in Regulation U of the FRB) or to extend credit for the purpose of purchasing or carrying any “margin stock,” in each case other than capital stock of the Borrower repurchased and held as treasury stock.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying “margin stock”, or extending credit for the purpose of purchasing or carrying “margin stock.”

(t)                                    The first sentence of Section 6.11(a) is amended and restated in its entirety as follows:

The Borrower will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation or engage in any Asset Sale of all or a “substantial part” of the consolidated assets (including assets consisting of stock) of the Borrower and its Subsidiaries, except for any such merger or consolidation (w) by any Subsidiary into or with the Borrower, (x) by any Subsidiary into or with any Subsidiary; provided that if a Subsidiary Guarantor is involved in such merger or consolidation, a Subsidiary Guarantor is the survivor, (y) by any Subsidiary provided the survivor is a Subsidiary, and if a Subsidiary Guarantor is involved in such merger or consolidation, a Subsidiary Guarantor is the survivor or (z) by the Borrower provided the Borrower is the survivor.

(u)                                 Section 6.13 is amended by (i) deleting “and” at the end of clause (j) therein, (ii) amending and restating clause (k) therein in its entirety as set forth below and (iii) inserting new clauses (l) and (m) immediately following clause (k) therein as set forth below:

(k)                                 Liens on capital stock of the Borrower held by the Borrower as treasury stock;

(l)                                     Liens existing on property or assets of the Borrower or any Subsidiary as of the Amendment No. 3 Effective Date that are described in Schedule 6.13(l); and

(m)                             additional Liens securing Debt not otherwise permitted by the foregoing clauses (a) through (l), provided that, at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom, the aggregate principal amount of (A) all Debt of the Subsidiaries (other than Debt permitted by Section 6.14(b) and (c) and unsecured Debt of a Subsidiary Guarantor) plus (B) all Debt of the Borrower and the Subsidiaries secured by Liens permitted by this Section 6.13(m) does not exceed 15% of Consolidated Total Assets and provided, further, that notwithstanding the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 6.13(m) any Debt outstanding under or pursuant to any Material Credit Facility or any Existing Note Purchase Agreement unless and until the Obligations shall concurrently be secured equally and ratably with such Debt pursuant to documentation reasonably acceptable to the Administrative Agent in substance and in form, including an intercreditor agreement and opinions of counsel to the Borrower and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Administrative Agent.

(v)                                 Section 6.13 is further amended by amending and restating the last sentence therein in its entirety as follows:

Nothing contained in subsections (a) through (m) of this Section 6.13 shall be deemed to permit a pledge of the stock (or other equity interests) of the Borrower or any of its Subsidiaries (except, as permitted pursuant to subsection (k), on the capital stock of the Borrower held by the Borrower as treasury stock).

(w)                               Section 6.14 is amended and restated in its entirety as follows:

Section 6.14                             Debt.  The Borrower will not, and will not permit any of its Subsidiaries to, contract, assume or suffer to exist any Debt, except:

(a)                                 Debt under this Agreement;

(b)                                 Debt outstanding as of September 30, 2014 and reflected on Schedule 6.14(b);

(c)                                  Debt of a Subsidiary to the Borrower or to another Wholly-Owned Subsidiary; and

(d)                                 additional unsecured Debt and additional Debt secured by Liens permitted by Section 6.13(h), (i), (j), (l) or (m), provided that at the time of incurrence thereof and after giving effect thereto on a pro forma basis and to the application of the proceeds thereof:

(i)                                     (A) no Default or Event of Default shall exist and (B) no Default would, on a pro forma basis, exist under Section 6.17 if such Debt had been incurred on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.6(a)(i) or (a)(ii), as the case may be; and

(ii)                                  in the case of Debt of a Subsidiary, the aggregate principal amount of (A) all Debt of the Subsidiaries (other than Debt permitted by Section 6.14(b) and (c) and unsecured Debt of a Subsidiary Guarantor) plus (B) all Debt of the Borrower and the Subsidiaries secured by Liens permitted by Section 6.13(m) does not exceed 15% of Consolidated Total Assets; and

(iii)                               in the case of Debt of the Borrower or a Subsidiary secured by Liens permitted by Section 6.13(m), the aggregate principal amount of (A) all Debt of the Subsidiaries (other than Debt permitted by Section 6.14(b) and (c) and unsecured Debt of a Subsidiary Guarantor) plus (B) all Debt of the Borrower and the Subsidiaries secured by Liens permitted by Section 6.13(m) does not exceed 15% of Consolidated Total Assets.

For all purposes of this Section 6.14, any Person that becomes a Subsidiary after the date of this Agreement shall be deemed to have incurred, at the time it becomes a Subsidiary, all Debt of such Person outstanding immediately after it becomes a Subsidiary.

(x)                                 Section 6.17 is amended and restated in its entirety as follows:

Section 6.17                             Financial Covenants.

(a)                                 The Borrower will maintain as of the end of each fiscal quarter a Consolidated Leverage Ratio of not more than 3.50 to 1.00.

(b)                                 The Borrower will maintain as of the end of each fiscal quarter a Consolidated Interest Coverage Ratio of not less than 3.00 to 1.00.

(y)                                 Section 6 is amended by adding the following new Section 6.22 to the end thereof:

Section 6.22                             Subsidiary Guarantors.

(a)                                 The Borrower may at its option cause any of its Subsidiaries, and will cause each of its Subsidiaries that becomes a guarantor or an obligor, whether as a borrower or an additional borrower or co-borrower or otherwise, for or in respect of any Debt under any Material Credit Facility or any Existing Note Purchase Agreement concurrently therewith, to:

(i)                                     become a Subsidiary Guarantor by way of execution of a Subsidiary Guaranty (or a joinder to an existing Subsidiary Guaranty); and

(ii)                                  concurrently with becoming a Subsidiary Guarantor pursuant to the foregoing clause (i), deliver the following to the Administrative Agent:

(A)                               all documents as may be reasonably requested by the Administrative Agent to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite legal entity action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder;

(B)                               copies of the Organization Documents of such Subsidiary, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary;

(C)                               specimen signatures of the persons authorized to execute the Subsidiary Guaranty (or joinder) on such Subsidiary’s behalf, certified by the Secretary or Assistant Secretary (or other appropriate officer) of such Subsidiary;

(D)                               such documentation and other information requested by the Administrative Agent and each Lender in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations; and

(E)           if requested by the Administrative Agent, an opinion of counsel reasonably satisfactory to the Administrative Agent covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Administrative Agent may reasonably request.

(b)           At the election of the Borrower and by written notice to the Administrative Agent, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the Administrative Agent or any Lender, provided that (i) if such Subsidiary Guarantor is a guarantor or obligor in respect of any Material Credit Facility or any Existing Note Purchase Agreement, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under each such Material Credit Facility and each such Existing Note Purchase Agreement, as the case may be, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility or any Existing Note Purchase Agreement, any fee or other form of consideration is given to any holder of Debt under such Material Credit Facility or such Existing Note Purchase Agreement for such release, the Lenders shall receive equivalent consideration on a ratable basis substantially concurrently therewith and (v) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in the foregoing clauses (i) through (iv).  In the event of any such release, for purposes of Section 6.14, all Debt of such Subsidiary shall be deemed to have been incurred concurrently with such release.

(z)           Section 7.1(d) is amended by (i) inserting “or in any other Credit Document” immediately following the reference to “herein” therein and (ii) inserting “or thereto” immediately following the reference to “hereto” therein.

(aa)         Section 7.1(j)(i) is amended and restated in its entirety as follows:

(i) the Borrower, any Subsidiary Guarantor or any Person acting on behalf of the Borrower or any Subsidiary Guarantor, or any Governmental Authority, challenges the validity of any Credit Document or the Borrower’s or any Subsidiary Guarantor’s obligations thereunder

(bb)         Section 8.3 is amended by inserting “or any Subsidiary Guarantor” immediately following the first two references to “Borrower” therein.

(cc)         Section 8.10 is amended by inserting “or any Subsidiary Guarantor” immediately following the first reference to “Borrower” therein.

(dd)         Section 8 is amended by adding the following new Section 8.12 to the end thereof:

Section 8.12          Guaranty Matters.

(a)           Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion to (i) accept any Subsidiary Guaranty Agreement or joinder thereto executed by a Subsidiary of the Borrower, and to determine such documentation as shall be required in connection therewith in accordance with Section 6.22(a), and (ii) release any Subsidiary Guarantor from its obligations under any Credit Documents if either (1) such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents or (2) such Person is permitted to be released pursuant to Section 6.22(b).

(b)           Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 8.12.  In each case as specified in this Section 8.12, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Subsidiary Guarantor such documents as such Subsidiary Guarantor may reasonably request to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 8.12.

(ee)         Section 9.1 is amended by (i) inserting “or any Subsidiary Guarantor” immediately following the first reference to “Borrower” therein and (ii) inserting “or the applicable Subsidiary Guarantors” immediately following the second reference to “Borrower” therein.

(ff)          Section 9.1 is further amended by (i) deleting “or” at the end of clause (e) therein, (ii) inserting “or” at the end of clause (f) therein and (iii) inserting the following new clause (g) immediately following clause (f) therein:

(g)           release (i) all of the Subsidiary Guarantors or (ii) Subsidiary Guarantors comprising substantially all of the credit support for the Obligations, in any case, from the Subsidiary Guaranty (other than as authorized in Section 8.12), without the written consent of each Lender;

(gg)         Each of Schedule 6.13(l) and Schedule 6.14(b) attached hereto is added to the Credit Agreement as a new Schedule 6.13(l) and Schedule 6.14(b) to the Credit Agreement, respectively.

(hh)         The existing Exhibit B attached to the Credit Agreement is deleted in its entirety and Exhibit B attached hereto is inserted in lieu thereof.

(ii)           Exhibit G attached hereto is added to the Credit Agreement as a new Exhibit G to the Credit Agreement.

The amendments set forth in this Section 1 are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby.

2.             Effectiveness; Condition Precedent.  The effectiveness of this Amendment and the amendments provided in Section 1 are subject to the satisfaction of the following conditions precedent:

(a)           Documentation. The Administrative Agent shall have received (i) this Amendment, duly executed and acknowledged where appropriate by all parties hereto, in form and substance satisfactory to the Administrative Agent, the Swingline Lender and the Lenders, (ii) an amendment to the Wells Fargo Fee Letter (reflecting discussions between Wells Fargo and the Borrower), duly executed by Wells Fargo, WFS and the Borrower and (iii) a Note executed by the Borrower in favor of BNP Paribas.

(b)           Assignments and Assumptions.  The Administrative Agent shall have received a duly executed and completed Assignment and Assumption between Union Bank, N.A., as assignor, and BNP Paribas and HSBC Bank USA, N.A., as assignees, whereby such assignor assigns, among other things, all of its rights and obligations as a Lender under the Credit Agreement to such assignees.

(c)           Fees.  Any fees required to be paid on or before the effective date hereof shall have been paid.

(d)           Legal Expenses.  The Borrower shall have paid all reasonable fees and expenses due the Administrative Agent’s counsel as of the date hereof.

3.             Representations and Warranties.  In order to induce the Administrative Agent, the Swingline Lender and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent, the Swingline Lender and the Lenders as follows:

(a)              The representations and warranties made by it in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except that (i) if a qualifier relating to materiality or Material Adverse Effect applies, such representation or warranty is true and correct in all respects, (ii) if such representation or warranty specifically refers to an earlier date, such representation or warranty is true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality or Material Adverse Effect applies, such representation or warranty is true and correct in all respects as of such earlier date) and (iii) for purposes of this Amendment, the representations and warranties contained in Section 5.9 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a)(i) and (ii), respectively, of Section 6.6 of the Credit Agreement;

(b)           This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(c)           No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

4.             Entire Agreement.  This Amendment, together with the Credit Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 9.1 of the Credit Agreement.

5.             Full Force and Effect of Amendment.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Credit Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

6.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

7.             Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

8.             Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

9.             References.  All references in any of the Credit Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated.

10.          Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Swingline Lender, each Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 9.7 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Credit Agreement to be executed as of the date first above written.

BORROWER:

APTARGROUP, INC.

By:	/s/ Robert W. Kuhn
Name:	Robert W. Kuhn
Title:	Executive Vice President and Chief Financial Officer

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Beth Rue
Name:	Beth Rue
Title:	Director

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and Swingline Lender

By:	/s/ Beth Rue
Name:	Beth Rue
Title:	Director

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

BANK OF AMERICA, N.A.

By:	/s/ Matthew N. Walt
Name:	Matthew N. Walt
Title:	Assistant Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

JPMORGAN CHASE BANK, N.A.

By:	/s/ Richard Barritt
Name:	Richard Barritt
Title:	Associate

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

HSBC BANK USA, N.A.

By:	/s/ Fik Durmus
Name:	Fik Durmus
Title:	Senior Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

BNP PARIBAS

By:	/s/ Richard Pace
Name:	Richard Pace
Title:	Managing Director

By:	/s/ Nanette Baudon
Name:	Nanette Baudon
Title:	Director

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

THE NORTHERN TRUST COMPANY

By:	/s/ Lisa DeCristofaro
Name:	Lisa DeCristofaro
Title:	Senior Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick Flaherty
Name:	Patrick Flaherty
Title:	Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ James DeVries
Name:	James DeVries
Title:	Senior Vice President

AMENDMENT NO. 3 TO CREDIT AGREEMENT

Signature Page

EXHIBIT B

EXHIBIT B
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

Statement Date:               , 20

To:          Wells Fargo Bank, National Association, as Administrative Agent

The undersigned, the                   [(1)] of AptarGroup, Inc., a Delaware corporation (the “Borrower”), hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:

1.             This Compliance Certificate is delivered to you pursuant to Section 6.6(b) of the Credit Agreement dated as of January 31, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent.  Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Use following paragraph 2 for fiscal year-end financial statements]

2.             Attached hereto as Schedule 1 (or otherwise available in the Borrower’s public filings with the Securities and Exchange Commission) are the year-end audited financial statements required by Section 6.6(a)(ii) of the Credit Agreement for the fiscal year of the Borrower and its Subsidiaries ended as of the above date, together with the certification of an independent certified public accountant required by such section.

[Use following paragraph 2 for fiscal quarter-end financial statements]

2.             Attached hereto as Schedule 1 (or otherwise available in the Borrower’s public filings with the Securities and Exchange Commission) are the unaudited financial statements required by Section 6.6(a)(i) of the Credit Agreement for the fiscal quarter of the Borrower and its Subsidiaries ended as of the above date.  Such consolidated financial statements fairly present the financial condition of the Borrower and its Subsidiaries (as applicable) as of their respective dates and the results of operations and changes in cash flows of the Borrower and its Subsidiaries for the respective periods then ended and have been prepared in accordance with the terms of the Credit Agreement, subject to normal year end audit adjustments.

3.             I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries relevant to the delivery of this Compliance Certificate.  To the best of my knowledge, [no Default or Event of Default occurred during the period covered by the financial statements referred to in paragraph 2 above.] — or — [the following is a list of each Default and Event of Default that occurred during the period covered by the financial statements referred to in paragraph 2 above, a description thereof and the action the Borrower has taken, if any, to remedy the same:]

4.             Except as set forth below, the representations and warranties of the Borrower set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the date

(1)  This Compliance Certificate should be signed by the Executive Vice President or Vice President-Treasurer of the Borrower.

hereof, with the same effect as though such representations and warranties had been made on and as of each such date, except that (a) if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty is true and correct in all respects, (b) if such representation or warranty specifically refers to an earlier date, then such representation or warranty is true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality or Material Adverse Effect applies, then such representation or warranty is true and correct in all respects as of such earlier date), and (c) for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.9 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a)(i) and (ii), respectively, of Section 6.6 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered:

[                                ](2)

5.             The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

6              [Schedule 5.1 of the Credit Agreement contains a true and complete list of all Subsidiaries of the Borrower as of the date of this Compliance Certificate.] — or — [Attached hereto is an updated Schedule 5.1 to the Credit Agreement which contains a true and complete list of all Subsidiaries of the Borrower as of the date of this Compliance Certificate.]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                ,         .

APTARGROUP, INC.

By:
Name:
Title:

(2)  Include description of any representations and warranties that are not true and correct as of the date hereof.

Schedule 1
to
Compliance Certificate

[See attached.]

Schedule 2
to
Compliance Certificate
($ in 000’s)

Statement Date:             , 20

I.		Section 6.17(a) — Consolidated Leverage Ratio:

	A.	The excess of Consolidated Debt over 85% of all cash and Cash Equivalents as of the Statement Date:

		(1)	Consolidated Debt as of the Statement Date:	$
		(2)	Cash and Cash Equivalents as of the Statement Date:	$
		(3)	A(2) multiplied by 0.85	$
		(4)	A(1) minus A(3)	$

	B.	Consolidated EBITDA for the four fiscal quarters ending on the Statement Date:

		(1)	Consolidated Net Income:	$

		(2)	The following amounts, without duplication, to the extent deducted in the determination of Consolidated Net Income:

			(a) Income and franchise taxes:	$
			(b) Consolidated Interest Expense:	$
			(c) Amortization and depreciation:	$
			(d) Extraordinary, unusual or non-recurring items reducing Consolidated Net Income:	$
			(e) Transaction costs, etc. relating to any Material Acquisition or Material Disposition:	$
			(f) Reimbursed costs of legal settlement, fines, judgments or orders:	$
			(g) Expenses with respect to liability events or casualty events (to the extent covered by insurance):	$
			(h) Unrealized losses in the fair market value of any Hedge Agreements:	$
			(i) Net unrealized currency transaction losses:	$
			(j) Non-cash items reducing Consolidated Net Income:	$
			(k) Sum of B(2)(a) through (j):	$

		(3)	The following amounts, without duplication, to the extent added in determining Consolidated Net Income:

			(a) Interest income:	$
			(b) Extraordinary, unusual or non-recurring items increasing Consolidated Net Income:	$
			(c) Unrealized gains in the fair market value of any Hedge Agreements:	$
			(d) Net unrealized foreign currency transaction gains:	$
			(e) Non-cash items increasing Consolidated Net Income:	$
			(f) Sum of B(3)(a) through (e):	$

(4)	Consolidated EBITDA (prior to any pro forma adjustments): B(1) plus B(2)(k) minus B(3)(f):	$

(5)	Pro forma adjustments (if any):	$

(6)	Consolidated EBITDA (including any pro forma adjustments): B(4) plus B(5):	$

Consolidated Leverage Ratio = A(4) ÷ B(6):		to 1.00

Maximum permitted Consolidated Leverage Ratio is:		3.50 to 1.00

The Applicable Rate is to be calculated at Pricing Level .

Pricing Level	Consolidated Leverage Ratio
1	Less than 0.75 to 1.00
2	Less than 1.75 to 1.00 but greater than or equal to 0.75 to 1.00
3	Less than 2.75 to 1.00 but greater than or equal to 1.75 to 1.00
4	Greater than or equal to 2.75 to 1.00

II.		Section 6.17(b) — Consolidated Interest Coverage Ratio:

	A.	Consolidated EBITDA (B(4) above):	$

	B.	Consolidated Interest Expense for the four fiscal quarters ending on the Statement Date:	$

Consolidated Interest Coverage Ratio = A ÷ B:			to 1.00

Minimum permitted Consolidated Interest Coverage Ratio is:			3.00 to 1.00

III.		Section 6.14(c) — Other Debt:

A.		Debt of Subsidiaries of the Borrower (excluding Debt owing to the Borrower or other Subsidiaries of the Borrower) as of the Statement Date:	$

B.		Consolidated Net Worth as of the Statement Date:	$

Subsidiary Debt to Consolidated Net Worth Ratio = A ÷ B:			to 1.00 ( %)

Maximum permitted Subsidiary Debt to Consolidated Net Worth Ratio is:			0.30 to 1.00 (30%)

IV.	Section 6.15(k) — Other Investments, Etc.:

A.

Purchases, advances, loans and investments with respect to Persons who are not (or as a result of such investment do not become) a Subsidiary as of the Statement Date (other than those permitted under clauses (a) through (j) of Section 6.15):

$

B.	Consolidated Net Worth as of the Statement Date:	$

Non-Subsidiary Investments to Consolidated Net Worth Ratio = A ÷ B:		to 1.00 ( %)

Maximum permitted Non-Subsidiary Investments to Consolidated Net Worth Ratio is:		0.125 to 1.00 (12.5%)

EXHIBIT G

EXHIBIT G
to
Credit Agreement
dated as of January 31, 2012
by and among
AptarGroup, Inc.,
as Borrower,
the Lenders referred to therein,
as Lenders,
and
Wells Fargo Bank, National Association,
as Administrative Agent

FORM OF SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT (this “Agreement”), dated as of [            ], 20[  ], is made by [                     ], a [                      ], AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO PURSUANT TO SECTION 22 (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the benefit of the Guaranteed Parties (as defined in the Credit Agreement referenced below).

RECITALS

A.            Pursuant to the terms of that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of January 31, 2012, among AptarGroup, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to provide to the Borrower, a revolving credit facility with a swingline sublimit.  All capitalized terms used but not otherwise defined herein have the definitions set forth in the Credit Agreement.

B.            Each Subsidiary Guarantor is a Subsidiary of the Borrower and will materially benefit from such extensions of credit.

C.            The Guaranteed Parties are unwilling to enter into the Credit Agreement or make or maintain such credit extensions unless the Subsidiary Guarantors execute and deliver this Agreement.

In consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             GUARANTY.  Each Subsidiary Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Guaranteed Parties the payment and performance in full of the Guaranteed Liabilities (as defined below).  For all purposes of this Agreement, “Guaranteed Liabilities” means:  (a) the Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes and all other Credit Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Guaranteed Parties, including, without limitation, principal, interest, premiums and fees (including, without limitation, loan fees and attorneys’ fees and expenses that are required to be paid or reimbursed by any such Person thereunder); and (b) the Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by any such Person under the Credit Agreement, the Notes and all other Credit Documents.  The Subsidiary Guarantors’ obligations to the Guaranteed Parties under this Agreement are hereinafter collectively referred to as the “Subsidiary Guarantors’ Obligations” and, with respect to each Subsidiary Guarantor individually, the “Subsidiary Guarantor’s Obligations.”  Notwithstanding the foregoing, the liability of each Subsidiary Guarantor individually with respect to its Subsidiary Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Subsidiary Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities.

2.             PAYMENT.          If the Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fee (including, without limitation, loan fees and attorneys’ fees and expenses that are required to be paid or reimbursed by the Borrower thereunder), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default, then any or all of the Subsidiary Guarantors will, upon demand thereof by the Administrative Agent, (i) fully pay to the Administrative Agent for the benefit of the Guaranteed Parties, subject to any limitation on each Subsidiary Guarantor’s Obligations set forth in Section 1, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under subsection (f) or (g) of Section 7.1 of the Credit Agreement (and irrespective of the applicability of any restriction on acceleration or other action as against the Borrower under any bankruptcy, insolvency, reorganization, moratorium, or similar law affecting the enforcement of creditors’ rights generally), the entire outstanding or accrued amount of all Obligations or (ii) perform such Guaranteed Liabilities, as applicable.  For purposes of this Section 2, the Subsidiary Guarantors acknowledge and agree that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium or fees) which would have been accelerated in accordance with Section7.2 of the Credit Agreement but for the fact that such acceleration could be unenforceable or not allowable under any bankruptcy, insolvency, reorganization, moratorium, or similar law affecting the enforcement of creditors’ rights generally.

3.             ABSOLUTE RIGHTS AND OBLIGATIONS.  This is a guaranty of payment and not of collection.  The Subsidiary Guarantors’ Obligations under this Agreement shall be joint and several, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Agreement and all other Credit Documents to which it is a party by reason of:

(a)           any lack of legality, validity or enforceability of the Credit Agreement, any Note, any other Credit Document, or any other agreement or instrument creating, providing security for, or otherwise relating to any of the Subsidiary Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (all such documents, agreements and instruments being collectively referred to as the “Related Agreements”);

(b)           any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)           any acceleration of the maturity of any of the Guaranteed Liabilities, of any Subsidiary Guarantor’s Obligations of any other Subsidiary Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)           any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any Subsidiary Guarantor’s Obligations of any other Subsidiary Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)           any dissolution of the Borrower, any Subsidiary Guarantor or any other Person party to a Related Agreement, or the combination or consolidation of the Borrower, any Subsidiary Guarantor or any other Person party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower, any Subsidiary Guarantor or any other Person party to a Related Agreement;

(f)            any extension (including, without limitation, extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any Note, any other Credit Document or any other Related Agreement, in whole or in part;

(g)           the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including, without limitation, the Subsidiary Guarantor’s Obligations of any other Subsidiary Guarantor and obligations arising under any other guaranty now or hereafter in effect);

(h)           any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Credit Document or any other Related Agreement, including, without limitation, any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Subsidiary Guarantor’s Obligations of any other Subsidiary Guarantor, or any of the obligations or liabilities of any Person party to any other Related Agreement; or

(i)            any other circumstance whatsoever (with or without notice to or knowledge of any Subsidiary Guarantor) which may or might in any manner or to any extent vary the risks of such Subsidiary Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including, without limitation, any right to require or claim that resort be had to the Borrower, any Subsidiary Guarantor or any other Person providing collateral for the Guaranteed Liabilities (any such Person, a “Credit Support Party”) or to any collateral in respect of the Guaranteed Liabilities or the Subsidiary Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Agreement and the Subsidiary Guarantors’ Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

4.             CURRENCY AND FUNDS OF PAYMENT.  All of the Subsidiary Guarantors’ Obligations for payment will be paid in Dollars and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Guaranteed Party with respect thereto as against the Borrower or any Subsidiary Guarantor, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower or any Subsidiary Guarantor of any or all of the Guaranteed Liabilities.

5.             EVENTS OF DEFAULT.  Without limiting the provisions of Section 2, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Subsidiary Guarantors in accordance with Section 12, declare the Subsidiary Guarantors’ Obligations to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Subsidiary Guarantors, anything in this Agreement or the other Credit Documents to the contrary notwithstanding; provided that upon the occurrence of an Event of Default specified in subsection (f) or (g) of Section 7.1 of the Credit Agreement, the Subsidiary Guarantors’ Obligation shall immediately be and become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Subsidiary Guarantors, anything in this Agreement or in any other Credit Document to the contrary notwithstanding.

6.             SUBORDINATION.  Until this Agreement is terminated in accordance with Section 20, each Subsidiary Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Subsidiary Guarantor (i) of the Borrower, to the payment in full of the Guaranteed Liabilities, (ii) of every other Subsidiary Guarantor (an “obligated guarantor”), to the payment in full of the Subsidiary Guarantors’ Obligations of such obligated guarantor, and (iii) of each other Person now or hereafter constituting a Credit Support Party, to the payment in full of the obligations of such Credit Support Party owing to any Guaranteed Party and arising under the Credit Documents.  All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Guaranteed Parties on account of the Guaranteed Liabilities, the Subsidiary Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Subsidiary Guarantor as agent and bailee of the Guaranteed Parties separate and apart from all other funds, property and accounts of such Subsidiary Guarantor.  Subject to the preceding sentence, all amounts due under such subordinated debts, liabilities or obligations shall be permitted to be paid to the extent permitted by, and in accordance with, the provisions of the Credit Agreement.

7.             SUITS.  Each Subsidiary Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Guaranteed Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to such Subsidiary Guarantor, the Subsidiary Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to bring suit against any one or more or all of the Subsidiary Guarantors.  At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Subsidiary Guarantors, whether or not suit has been commenced against the Borrower, any other Subsidiary Guarantor, or any other Person and whether or not the Administrative Agent has taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or has taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3.

8.             SET-OFF AND WAIVER.  Each Subsidiary Guarantor waives any right to assert any reduction of the Subsidiary Guarantors’ Obligations as a result of any counterclaim, set-off, recoupment or cross claim such Subsidiary Guarantor may now or at any time hereafter have against the Borrower or any Guaranteed Party without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Subsidiary Guarantor.  Each Subsidiary Guarantor agrees that each Guaranteed Party shall have a lien for all its Subsidiary Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Guaranteed Party or otherwise in the possession or control of such Guaranteed Party for any purpose for the account or benefit of such Subsidiary Guarantor, including, without limitation, any balance of any deposit account or of any credit of such Subsidiary Guarantor with such Guaranteed Party, whether now existing or hereafter established, and hereby authorizes each Guaranteed Party during the existence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Subsidiary Guarantor’s Obligations then due and in such amounts as provided for in the Credit Agreement or otherwise as the Guaranteed Parties may elect.  For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Guaranteed Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

9.             WAIVER OF NOTICE; SUBROGATION.

(a)           Each Subsidiary Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences:  (i) acceptance of this Agreement; (ii) the Guaranteed Parties heretofore, now or from time to time hereafter giving or extending credit to or for the benefit of the Borrower or any Subsidiary Guarantor; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3.  Each Subsidiary Guarantor agrees that each Guaranteed Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as such Guaranteed Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Subsidiary Guarantor from its Subsidiary Guarantor’s Obligations, and each Subsidiary Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b)           Each Subsidiary Guarantor hereby agrees that payment or performance by such Subsidiary Guarantor of its Subsidiary Guarantor’s Obligations under this Agreement may be enforced by the Administrative Agent on behalf of the Guaranteed Parties upon demand to such Subsidiary Guarantor without the Administrative Agent being required, such Subsidiary Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower, any other Subsidiary Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any other Guaranteed Party or other Person party to a Related Agreement by the Borrower, any other Subsidiary Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH SUBSIDIARY GUARANTOR THAT DEMAND UNDER THIS AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c)           Each Subsidiary Guarantor further agrees with respect to this Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for Guaranteed Liabilities unless and until 93 days immediately following the termination of the Obligations shall have elapsed without the filing or commencement, by or against any Credit Support Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Credit Support Party or its assets.  This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Subsidiary Guarantor against the estate of any other Credit Support Party or within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any Credit Support Party.  If an amount shall be paid to any Subsidiary Guarantor on account of such rights at any time prior to termination of this Agreement in accordance with the provisions of Section 20, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Guaranteed Parties to be credited and applied upon the Subsidiary Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Guaranteed Parties may elect.  The agreements in this subsection shall survive repayment of all of the Subsidiary Guarantors’ Obligations, the termination or expiration of this Agreement in any manner, including, without limitation, termination in accordance with Section 20, and the occurrence of the maturity date for any of the Obligations.

10.          REPRESENTATIONS AND WARRANTIES AND COVENANTS.

(a)           Each Subsidiary Guarantor represents and warrants to the Administrative Agent for the benefit of the Guaranteed Parties that (i) the execution, delivery and performance by such Subsidiary Guarantor of each Credit Document to which it is a party, has been duly authorized by all necessary corporate or other organizational action; (ii) this Agreement has been, each other Credit Document to which it is a party when delivered will have been, duly executed and delivered on behalf of such Subsidiary Guarantor; (iii) this Agreement constitutes, and each other Credit Document to which it is a party when so delivered will constitute, a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law); (iv) such Subsidiary Guarantor’s execution, delivery and performance of this Agreement and each other Credit Document to which it is a party will not (A) contravene any applicable provision of any Law, or any order, writ, injunction or decree of any court or governmental instrumentality, (B) conflict with or result in any breach of any term, covenant, condition or other provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Subsidiary Guarantor under the terms of any Contractual Obligation to which it is a party or by which it or any of its property or assets are bound or to which it may be subject or (C) violate any provision of the Articles of Incorporation or By-Laws or corresponding organizational documents of such Subsidiary Guarantor; and (v) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority which has not been obtained or given is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Subsidiary of any Credit Document to which it is a party.

(b)           Each Subsidiary Guarantor acknowledges and agrees to comply with the covenants applicable to such Subsidiary Guarantor set forth in Section 6 of the Credit Agreement.

11.          POWERS OF THE ADMINISTRATIVE AGENT.  Each Subsidiary Guarantor appoints the Administrative Agent its true attorney in fact to perform any of the provisions of this Agreement, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by the Administrative Agent’s officers and employees, or any of them; provided that the Administrative Agent agrees not to exercise such power of attorney unless an Event of Default has occurred and is continuing.

12.          NOTICES.  All notices, requests and demands required or permitted hereunder shall be given (a) with respect to any Subsidiary Guarantor, at the Borrower’s address indicated in Section 9.2 of the Credit Agreement, and (b) with respect to the Administrative Agent or any other Guaranteed Party, at the Administrative Agent’s address indicated in Section 9.2 of the Credit Agreement.  All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 9.2 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

13.          EXPENSES AND INDEMNITY.  Each Subsidiary Guarantor, jointly and severally, agrees to pay all expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for any such Person) in connection with the enforcement or protection of its rights under this Agreement, whether or not suit be brought.  Without limitation of any other obligations of any Subsidiary Guarantor or remedies of the Administrative Agent or any Guaranteed Party under this Agreement, each Subsidiary Guarantor, jointly and severally, agrees to indemnify the Administrative Agent (and any sub-agent thereof)and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any Subsidiary Guarantor), other than such Indemnitee and its Related Parties, arising out of, in connection with or as a result of any failure of any Guaranteed Liabilities to be the legal, valid and binding obligations of the Borrower or any Subsidiary Guarantor enforceable against the Borrower or such Subsidiary Guarantor in accordance with their terms.  The obligations of each Subsidiary Guarantor under this paragraph shall survive the payment in full of the Guaranteed Liabilities and termination of this Agreement.

14.          SUCCESSORS; ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns; provided that no Subsidiary Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Agreement or any other interest herein except as expressly permitted herein or in the Credit Agreement.  Without limiting the generality of the foregoing sentence of this Section 14, any Guaranteed Party may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, subject however, to the provisions of the Credit Agreement.

15.          SEVERABILITY.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.          GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.

(a)           Governing Law.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)           Submission to Jurisdiction.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED

IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWER, ANY SUBSIDIARY GUARANTOR OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)           Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in subsection (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

17.          WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

18.          REINSTATEMENT.  Each Subsidiary Guarantor agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Guaranteed Party in respect of any of the Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Guaranteed Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

19.          RELIANCE.  Each Subsidiary Guarantor represents and warrants to the Administrative Agent for the benefit of the Guaranteed Parties that:  (a) such Subsidiary Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Borrower and the Borrower’s financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Agreement (“Other Information”), and has full and complete access to the Borrower’s books and records and to such Other Information; (b) such Subsidiary Guarantor is not relying on any Guaranteed Party or its employees, directors, agents or other representatives or affiliates, to provide any such information, now or in the future; (c) such Subsidiary Guarantor has been furnished with, and reviewed the terms of, the Credit Agreement and such other Credit Documents as it has requested, is executing this Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Agreement; (d) such Subsidiary Guarantor has relied solely on the Subsidiary Guarantor’s own independent investigation, appraisal and analysis of the Borrower, the Borrower’s financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Agreement and is fully aware of the same; and (e) such Subsidiary Guarantor has not depended or relied on any Guaranteed Party or its employees, directors, agents or other representatives or affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Subsidiary Guarantor’s decision to provide this Agreement, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision.  Each Subsidiary Guarantor agrees that no Guaranteed Party has any duty or responsibility whatsoever, now or in the future, to provide to such Subsidiary Guarantor any information concerning the Borrower or the Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Subsidiary Guarantor receives any such information from any Guaranteed Party or its employees, directors, agents or other representatives or affiliates, such Subsidiary Guarantor will independently verify the information and will not rely on such Guaranteed Party or its employees, directors, agents or other representatives or affiliates, with respect to such information.

20.          TERMINATION.  Subject to reinstatement in accordance with Section 18, this Agreement will terminate upon the payment in full of all Guaranteed Liabilities (other than contingent indemnification and expense reimbursement obligations which survive termination of the Credit Documents and in respect of which no claim has been made) and the termination or expiration of the Aggregate Commitments.

21.          COUNTERPARTS.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

22.          ADDITIONAL SUBSIDIARY GUARANTORS.  Upon execution and delivery by any Subsidiary of a subsidiary guaranty joinder agreement in form and substance reasonably satisfactory to the Administrative Agent (each a “Subsidiary Guaranty Joinder Agreement”), such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein.  The execution and delivery of a Subsidiary Guaranty Joinder Agreement adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Subsidiary Guarantor hereunder.  The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

23.          ENTIRE AGREEMENT.  This Agreement and each Subsidiary Guaranty Joinder Agreement, together with the Credit Agreement and other Credit Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Credit Documents.  The express terms hereof and of the Subsidiary Guaranty Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof.  Neither this Agreement nor any Subsidiary Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Subsidiary Guaranty Agreement to be executed and delivered as of the day and year first written above.

SUBSIDIARY GUARANTOR(S):

[ ]

By:
Name:
Title:

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title: